Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Knight-Ridder, Inc. (the “Company”) on Form 10-Q for the period ended March 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, P. Anthony Ridder, Chairman and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ P. Anthony Ridder

P. Anthony Ridder Chairman & Chief Executive Officer May 1, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification required by Section 906 has been provided to Knight-Ridder, Inc. and will be retained by Knight-Ridder, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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